EXHIBIT 99.1

STRATA Skin Sciences Reports Third Quarter 2018 Financial Results
Revenue growth momentum continues with further improvement in gross margins and positive operating cash flow for the quarter

Conference call and webcast, today at 8:30 am Eastern Time

Horsham, PA, November 13, 2018 — (NASDAQ: SSKN) STRATA Skin Sciences, Inc. ("STRATA"), a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions, today reported financial results for the period ended September 30, 2018.

Financial highlights of the third quarter of 2018 include the following (all comparisons are with the third quarter of 2017 and all figures are cited in GAAP, unless stated otherwise):
•	Revenues were $7.9 million, an increase of 8%
•	Recurring XTRAC® revenues were $5.6 million, or 70% of total revenues. Average revenue per device was $7,448, an increase of 4.6%
•	Gross margins were 61.4%, an increase of 6.4%
•	Dermatology Recurring Procedures Revenue margin was 68.4%, an increase of 6%
•	Cash and cash equivalents as of September 30, 2018 of $15.9 million, an increase of $1.5 million over June 30, 2018

"Just a few months into the turnaround, we are pleased to report on another quarter of solid sequential improvement and operational strength," stated Dr. Dolev Rafaeli, President and Chief Executive Officer of STRATA. "The investments in our direct-to-consumer (DTC) advertising program and focus on our core recurring business and unique go-to-market platform contributed significantly to our improved results, highlighted by our delivering positive cash flow, which sets the foundation for further growth."

Dr. Rafaeli continued. "We expect revenue growth to accelerate to double digits in 2019. We will also continue to seek accretive growth opportunities to augment our growing platform."

Reported Financial Results
Revenues for the third quarter of 2018 were $ 7.9 million compared with revenues for the third quarter of 2017 of $7.3 million.

Net loss for the third quarter of 2018 was $0.3 million or ($0.01) per basic and diluted common share, which included $0.2 million in interest expense and $1.3 million in depreciation and amortization expenses. This compares with net loss for the third quarter of 2017 of $13.7 million or ($3.32) per basic and diluted common share, which included an $11.8 million loss on the extinguishment of debentures, $1.3 million in interest expense and $1.6 million in depreciation and amortization.

Revenues for the nine months of 2018 were $21.9 million compared with revenues for the nine months of 2017 of $22.9 million. Net loss for the nine months of 2018 was $3.9 million or ($0.15) per basic and diluted share, which included $0.9 million in interest expense and $4.0 million in depreciation and amortization expenses. This compares with net loss for the nine months of 2017 of $17.1 million or ($5.94) per basic and diluted common share, which included an $11.8 million loss on the extinguishment of debentures, $4.3 million in interest expense and $4.8 million in depreciation and amortization expenses.

In the second quarter of 2018, the Company terminated its agreement to license the Nordlys product line. The comparability of sales and margins in the periods presented are impacted by this termination. Our overall sales for the three months ended September 30, 2018 and 2017, excluding Nordlys, were $7.8 million and $7.2 million, respectively. The sales for the nine months ended September 30, 2018 and 2017, excluding Nordlys, were $21.6 million and $22.3 million, respectively.
As of September 30, 2018, the Company had cash and cash equivalents of $15.9 million, compared with $4.1 million as of December 31, 2017.

Reconciliation of Non-GAAP Measures
To supplement the Company's consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted EBITDA.

The Company's reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company's core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation of the GAAP measure of net loss to non-GAAP measures included in this press release is as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017

Net Loss	$(290)	$(13,671)	$(3,868)	$(17,111)

Adjustments:
Depreciation/amortization	1,253	1,602	3,993	4,811
Income taxes	(80)	38	-	181
Interest expense	239	1,343	930	4,264

Non-GAAP EBITDA	1,122	(10,688)	1,055	(7,855)

Stock compensation	366	63	570	136
Change in fair value of warrants	79	(81)	101	(77)
Write-off of Nordlys inventory & assets	-	-	280	-
Loss on extinguishment of debt	-	11,799	-	11,799
Impairment of distributors rights agreement	-	-	(11)	-

Non-GAAP adjusted EBITDA	$1,567	$1,093	$1,995	$4,003

STRATA Financial Metrics
(in thousands except for Average Recurring Revenue per Consigned Systems and Systems Placed under Recurring Revenue Model)
	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
Dermatology recurring procedures revenue	$5,556	$5,971	$5,525	$5,588	$4,498	$5,167	$5,556
Dermatology procedures equipment revenue	$1,537	$2,500	$1,751	$3,008	$1,968	$2,366	$2,336
Systems placed under dermatology procedure recurring revenue model (installed base)	791	795	776	753	746	746	746
Average recurring revenue per consigned system per quarter	$7,024	$7,511	$7,120	$7,421	$6,029	$6,926	$7,448
Dermatoloty recurring procedures segment margin percent	63.2%	69.1%	62.3%	56.7%	56.7%	63.6%	68.4%
Total Company gross margin percent, including Nordlys inventory and fixed asset write off	61.5%	62.5%	55.0%	49.8%	49.0%	53.6%	61.4%

The Dermatology procedures equipment revenue includes $0, $391, $118, $684, $218, $59, $57 for the quarters reqpresented above, respectively, in the cancelled Nordlys product line.

STRATA previously announced the scheduling of a conference call with investors to review the results of the third quarter. Following is the pertinent information for accessing that call.
Conference Call Detail:
Date:	Tuesday, November 13
Time:	8:30 am Eastern Time
Toll Free:	888-204-4368
International:	323-994-2082
Israel-local	1809-212-909
Passcode:	3967099
Webcast:	www.strataskinsciences.com

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC® excimer laser and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions; and the STRATAPEN® MicroSystem, marketed specifically for the intended use of micropigmentation.

The Company's proprietary XTRAC® excimer laser delivers a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases, which impact over 35 million patients in the United States alone. The technology is covered by multiple patents, including exclusive rights for patents for the delivery of treatments to vitiligo patients.

STRATA's unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company's partner dermatology clinics.

The XTRAC® business has used this proven DTC model to grow its domestic dermatology partner network to over 740 clinics, with a worldwide installed base of over 2,000 devices. The Company is able to offer 90% of DTC patients an introduction to physicians prescribing a reimbursable solution, using XTRAC®, within a 10-mile radius of their house. The Company is a leader in dermatology in-clinic business generation for its partners.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company's plans, objectives, expectations and intentions and may contain words such as "will," "may," "seeks," and "expects," that suggest future events or trends. These statements, the Company's ability to generate the growth in its core business, the Company's ability to develop social media marketing campaigns, and the Company's ability to build a leading franchise in dermatology and aesthetics, are based on the Company's current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company's expectations due to financial, economic, business, competitive, market, regulatory and political factors or conditions affecting the Company and the medical device industry in general, as well as more specific risks and uncertainties set forth in the Company's SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contacts:
Matthew Hill, Chief Financial Officer	Jeremy Feffer, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3200	212-915-2568
ir@strataskin.com	jeremy@lifesciadvisors.com

STRATA SKIN SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15.888	$4,069
Accounts receivable, net	2,728	3,141
Inventories	2,488	3,009
Other current assets	670	533
Property and equipment, net	5,698	7,703
Goodwill and intangible assets, net	18,670	20,128
Other non-current assets, net	48	48
Total assets	$46,190	$38,631

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Long-term debt and other notes payable	$7,362	$10,597
Accounts payable and accrued current liabilities	4,464	4,637
Current portion of deferred revenues	327	291
Deferred tax liability	392	414
Other long-term liabilities	268	447
Stockholders' equity	33,377	22,245
Total liabilities and stockholders' equity	$46,190	$38,631

STRATA SKIN SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended September 30,
	2018	2017

Revenues	$7,892	$7,285

Cost of revenues	3,049	3,276

Gross profit	4,843	4,009

Operating expenses:
Engineering and product development	224	411
Selling and marketing	2,487	2,492
General and administrative	2,184	1,678
	4,895	4,581

Operating loss before other income (expense), net	(52)	(572)

Other income (expense), net:
Interest expense, net	(239)	(1,343)
Change in fair value of warranty liability	(79)	81
Loss on extinguishment of debt	-	(11,799)
	(318)	(13,061)

Loss before income taxes	(370)	(13,633)

Income tax benefit (expense)	80	(38)

Net loss	$(290)	$(13,671)

Net loss per common share - basic and diluted	$(0.01)	$(3.32)

Shares used in computing net loss per basic and diluted common share	29,912,827	2,477,743

Net loss per Preferred C share - basic and diluted	$(3.23)	$(1,235.43)

Shares used in computing net loss per basic and diluted Preferred C share	10,049	4,400

STRATA SKIN SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	For the Nine Months Ended September 30,
	2018	2017

Revenues	$21,982	$22,852

Cost of revenues	9,842	9,182

Gross profit	12,050	13,670

Operating expenses:
Engineering and product development	831	1,309
Selling and marketing	7,737	8,312
General and administrative	6,319	4,999
	14,887	14,620

Operating loss before other income (expense), net	(2,837)	(950)

Other income (expense), net:
Interest expense, net	(930)	(4,264)
Change in fair value of warrant liability	(101)	77
Loss on extinguishment of debt	-	(11,799)
Other income, net	-	6
	(1,031)	(15,980)

Loss before income taxes	(3,868)	(16,930)

Income tax expense	-	(181)

Net loss	$(3,868)	$(17,111)

Net loss per common share – basic and diluted:	$(0.15)	$(5.94)

Shares used in computing net loss per basic and diluted share:	16,099,752	2,328,274

Net loss per Preferred C share – basic and diluted:	$(57.58)	$(2,208.96)

Shares used in computing net loss per basic and diluted Preferred C share	23,872	1,483

STRATA SKIN SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Nine Months Ended September 30,
	2018	2017
Cash Flows From Operating Activities:
Net loss	$(3,868)	$(17,111)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,993	4,811
Provision for doubtful accounts	53	58
Loss on disposal of property and equipment	503	-
Gain on cancellation of distributor rights agreement	-	(40)
Impairment of intangible asset and liability	(11)	23
Stock-based compensation	570	136
Deferred tax provision	(22)	180
Amortization of debt discount	44	2,344
Amortization of deferred financing costs	79	171
Loss on extinguishment of debt	-	11,799
Change in fair value of warrant liability	101	(77)
Changes in operating assets and liabilities:
Accounts receivable	361	130
Inventories	521	(716)
Prepaid expenses and other assets	(137)	406
Accounts payable	(614)	71
Other accrued liabilities	423	(162)
Other liabilities	(3)	108
Deferred revenues	(198)	115
Net cash provided by operating activities	1,795	2,246

Cash Flows From Investing Activities:
Lasers placed-in-service, net	(1,254)	(1,450)
Purchases of property and equipment, net	(6)	(321)
Payments on distributor rights liability	(23)	(115)
Net cash used in investing activities	(1,283)	(1,886)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	14,664	-
Repayments of long-term debt	(3,000)	(857)
Payments on notes payable	(357)	(304)
Net cash provided by (used in) financing activities	11,307	(1,161)

Net increase (decrease) in cash and cash equivalents	11,819	(801)
Cash and cash equivalents, beginning of period	4,069	3,928

Cash and cash equivalents, end of period	$15,888	$3,127